UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 21, 2012

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 21, 2012, the Board of Directors of S.Y. Bancorp, Inc. elected Stephen M. Priebe to the Company's Board of Directors, effective immediately.  On August 22, 2012, S.Y. Bancorp, Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference, announcing the election of Priebe to the Company's Board of Directors.

Priebe, 48 and a civil engineer, is President of Hall Contracting, a Kentucky company providing construction services in the areas of heavy construction, electrical, civil, pipeline, highway and bridge work.

Priebe's committee assignments on the Board of Directors have not yet been determined.  His annual compensation as a Board member will be in accordance with guidelines set forth in the Company's proxy statement dated March 23, 2012.  As a new member of the Board, he was granted the customary Stock Appreciation Rights for 1,000 shares of common stock.  This grant has a ten-year term, vests at the rate of 20% per year, and has a strike price of 100% of the closing market price of the Company's common stock on the grant date.  He may receive additional stock options and/or grants in the future as approved by the Board of Directors.  As with the Company's other directors, Priebe executed an indemnification agreement between himself, Stock Yards Bank & Trust Company, and S.Y. Bancorp, Inc.

There were no understandings or arrangements with any person regarding Priebe's election to the Board, and there are no family relationships between him and any other officer or director of the Company. Stock Yards Bank & Trust Company has had and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of S.Y. Bancorp, and the Bank, their associates and corporations with which they are connected, including Mr. Priebe and Hall Contracting. These banking transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank or S.Y. Bancorp. In the opinion of management, the banking transactions with Mr. Priebe and Hall Contracting do not involve more than the normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

The information in this Form 8-K and the attached Exhibits shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

        D.        Exhibits

                    99.1      Press Release dated August 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 22, 2012	S.Y. BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer